Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Lattice Semiconductor Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-107946, No. 110595 and No. 333-120958) and Form S-8 (No. 33-33933, No. 33-35259, No. 33-38521, No. 33-76358, No. 33-51232, No. 33-69496, No. 333-15737, No. 333-40031, No. 333-59990, No. 333-69467, No. 333-81035, No. 333-67274, No. 333-99247, and No. 333-120959) of Lattice Semiconductor Corporation of our reports dated March 13, 2009, relating to the consolidated balance sheets of Lattice Semiconductor Corporation and subsidiaries as of January 3, 2009 and December 29, 2007, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income (loss), cash flows, and the related consolidated financial statement schedules for the years then ended, and the effectiveness of internal control over financial reporting as of January 3, 2009, which reports appear in the annual report on Form 10-K of Lattice Semiconductor Corporation. Our report refers to a change in the method of accounting for uncertain tax positions, effective December 31, 2006.

/s/ KPMG LLP

Portland, Oregon

March 13, 2009